UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 17, 2018

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by Rexford Industrial Realty, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On April 17, 2018, the Board of Directors of the Company, upon the recommendation of its Nominating and Corporate Governance Committee, expanded the board by one seat and elected Diana J. Ingram as a director. The Board has determined that Ms. Ingram qualifies as an independent director under New York Stock Exchange rules and the Company’s corporate governance guidelines. Ms. Ingram does not presently serve on any committees of the Board.
There are no arrangements or understandings between Ms. Ingram and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Ingram has an interest requiring disclosure herein under Item 404(a) of Regulation S-K. Ms. Ingram will be compensated in accordance with the Company's non-employee director compensation program. The Company will enter into its standard indemnification agreement with Ms. Ingram.
Ms. Ingram is a senior business development, sales, and marketing leader with an extensive background in information technology in the U.S., Latin American and global markets. Ms. Ingram has served as Consulting Director at Oracle Consulting since 2015. From 2013 to 2015, Ms. Ingram ran Ingram & Associates, an independent consulting firm based in Los Angeles. Prior to that, she was Executive Vice President and Head of Operations for the U.S. start-up of networking software company, IBT /Realtime from 2012 to 2013, prior to which she held several positions at IBM from 2004 to 2012, including Director of Security and Privacy Services, U.S., Vice President of global sales for wireless e-business solutions, Vice President of telecommunications - media sector, Latin America and Director of enterprise content management software sales, Americas. Prior to IBM, she was Senior Vice President and General Manager of Operations, West Region at Kinko's Inc. (now part of FedEx) from 2002-2003. Ms. Ingram received her Bachelor of Arts degree from Stanford University and her Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
April 19, 2018	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
April 19, 2018	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)